Exhibit 99.1

For Immediate Release	Contact:
Joel Edwards
CFO
425.357.6987
Jedwards@coastalbank.com

Coastal Financial Corporation Completes Private Placement of $25 Million of Subordinated Notes

EVERETT, Wash., August 17, 2021 – Coastal Financial Corporation. (NASDAQ: CCB) (“Coastal”) (the “Company”), the holding company for Coastal Community Bank, today announced the completion of its private placement of $25.0 million in fixed-to-floating rate subordinated notes due September 1, 2031 (the “Notes”).

The Notes will bear interest at a fixed annual rate of 3.375% for the first five years and will reset quarterly thereafter to the then-current three-month Secured Overnight Financing Rate (SOFR) plus 276 basis points.

The Company intends to use the net proceeds from the offering for general corporate purposes, which will include repayment of existing debt and funding additional loan growth. The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after September 1, 2026, or at any time, in whole but not in part, upon certain other specified events prior to the Notes' maturity on September 1, 2031.

Keefe, Bruyette & Woods, A Stifel Company, served as lead placement agent, and Raymond James & Associates, Inc., Stephens Inc., and Hovde Group, LLC served as co-placement agents for the Notes offering. Covington & Burling LLP served as legal counsel to the Company, and Squire Patton Boggs (US) LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Coastal Financial Corporation

Coastal Financial Corporation (NASDAQ: CCB), is an Everett, Washington-based bank holding company with Coastal Community Bank (the “Bank”) a full-service commercial bank, as its sole wholly-owned banking subsidiary. The Bank operates through its 14 branches in Snohomish, Island, and King Counties, the Internet, and its mobile banking application. The Bank, through its CCBX division, provides banking as a service (“BaaS”) that allows our broker-dealer and digital financial service partners to offer their customers banking services. In addition, we expect to introduce a digital bank offering, through our CCDB division, in collaboration with Google. As of June 30, 2021, we had total assets of $2.0 billion, total gross loans of $1.66 billion, total deposits of $1.8 billion, and total shareholders’ equity of $154.1 million. To learn more about Coastal Community Bank visit www.coastalbank.com. Member FDIC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. The inclusion of or reference to forward-looking information in this press release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict, including the difficult market conditions and unfavorable economic conditions and uncertainties associated with the COVID-19 pandemic, including the emergence of variant strains of the virus, particularly in the markets in which we operate and in which our loans are concentrated, including declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; our expected future financial results; the overall health of the local and national real estate market; the credit risk associated with our loan portfolio, such as possible additional loan losses and impairment of collectability of loans as a result of the COVID-19 pandemic and policies and programs implemented by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), including its automatic loan forbearance provisions and the effects on our loan portfolio from our Paycheck Protection Program (“PPP”) lending activities, specifically with our commercial real estate loans. For further information with respect to factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the most recent period filed, our Quarterly Report on Form 10-Q for the most recent quarter, and in any of our subsequent filings with the Securities and Exchange Commission.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the COVID-19 pandemic, including the emergence of variant strains of the virus, the pace at which the COVID-19 vaccine can be distributed and administered to residents of the markets the Company serves and the United States generally, and the impact of varying governmental responses that affect our customers and the economies where they operate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.